UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 31, 2011

AMERICAN DENTAL PARTNERS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-23363	04-3297858
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

American Dental Partners, Inc.

401 Edgewater Place, Suite 430

Wakefield, Massachusetts 01880

(Address of Principal Executive Offices,

Including Zip Code)

Registrant’s telephone number, including area code: (781) 224-0880

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, about the performance of American Dental Partners, Inc. (the “Company”). For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects” and similar expressions are intended to identify forward-looking statements. There are a number of factors that could cause actual events or results to differ materially from those indicated by such forward-looking statements, many of which are beyond the Company’s control, including the risk factors disclosed previously and from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements contained herein represent the Company’s estimate only as of the date of this filing and should not be relied upon as representing the Company’s estimate as of any subsequent date. While the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

Item 1.01. Entry Into a Material Definitive Agreement

On October 31, 2011, American Dental Partners of Wisconsin, LLC (“ADPW”), a wholly-owned subsidiary of the Company, and Wisconsin Dental Group, S.C. (“ForwardDental”) entered into a Second Amended and Restated Service Agreement (the “Second Amended Service Agreement”), dated effective October 24, 2011. Pursuant to the Second Amended Service Agreement, the parties modified the prior Amended and Restated Service Agreement entered into effective January 1, 1999 (the “Prior Service Agreement”). The material changes and clarifications from the Prior Service Agreement to the Second Amended Service Agreement are summarized below:

1.	The Second Amended Service Agreement clarifies the engagement, authority and responsibility of ADPW with respect to the provision of non-clinical administrative and management services to ForwardDental.

2.	The Second Amended Service Agreement clarifies the responsibilities of the policy board.

3.	The Second Amended Service Agreement clarifies the responsibilities of ForwardDental.

4.	The Second Amended Service Agreement clarifies and enhances the obligations of the parties with respect to confidential and proprietary information.

5.	The Second Amended Service Agreement requires ForwardDental to provide a security interest in certain collateral to secure ForwardDental’s present and future payment and performance obligations to ADPW.

6.	The Second Amended Service Agreement modifies the initial term of the agreement by providing that the initial term shall end on October 23, 2051, and clarifies the termination rights of the parties and the effect of termination, including a specific acknowledgment by the parties that upon termination the parties have the right to engage in reasonably necessary and appropriate activities to prepare to operate such party’s business following termination.

7.	The Second Amended Service Agreement includes provisions requiring binding arbitration of claims or disputes between the parties, waiving each party’s right to a jury trial, and excluding liability for indirect, exemplary and punitive damages.

The foregoing description of the material changes to the Second Amended Service Agreement is qualified in its entirety by reference to the full text of the Second Amended Service Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on

Form 8-K.

On October 31, 2011, the Company and Gregory A. Serrao entered into the Second Amendment to the Amended and Restated Employment and Non-Competition Agreement (the “Amended Employment

Agreement”). Pursuant to the Amended Employment Agreement, the parties modified the prior Amended and Restated Employment and Non-Competition Agreement entered into dated January 2, 2001, as amended by a First Amendment dated January 1, 2009 (the “Prior Employment Agreement”). The parties entered into the Amended Employment Agreement to modify certain provisions to reflect accurately certain current factual circumstances, which are summarized below:

1. The base salary provision has been modified to reflect Mr. Serrao’s current base salary.

2. The bonus compensation provision has been modified to reflect the current practice of the Compensation Committee of the Board of Directors with regard to establishing performance objectives for Mr. Serrao and the maximum bonus which may be payable to Mr. Serrao.

3. The vacation provision has been modified to reflect Mr. Serrao’s current vacation benefit.

4. The insurance coverage provision has been modified to reflect the Company’s practice for determination of insurance coverage.

5. References to Options Plans have been clarified to reflect all Company stock-based compensation plans in which Mr. Serrao may participate.

The foregoing description of the changes to the Amended Employment Agreement is qualified in its entirety by reference to the full text of the Amended Employment Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

10.1	Second Amended and Restated Service Agreement between American Dental Partners of Wisconsin, LLC and Wisconsin Dental Group, S.C., dated effective October 24, 2011

10.2	Second Amendment to the Amended and Restated Employment and Non-Competition Agreement between American Dental Partners, Inc. and Gregory A. Serrao, dated October 31, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN DENTAL PARTNERS, INC. (Registrant)

November 4, 2011	/s/ Breht T. Feigh
Breht T. Feigh
Executive Vice President,
Chief Financial Officer and Treasurer
(principal financial officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amended and Restated Service Agreement between American Dental Partners of Wisconsin, LLC and Wisconsin Dental Group, S.C. dated effective October 24, 2011

10.2	Second Amendment to the Amended and Restated Employment and Non-Competition Agreement between American Dental Partners, Inc. and Gregory A. Serrao dated October 31, 2011